Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of June 8, 2023, and is entered into by and between BSV SPOTSWOOD LLC, a Virginia limited liability company (“Seller”), and BZA Family Holdings, LLC a Florida limited liability company (“Purchaser”).

R E C I T A L S

Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated May 15, 2023 (the “Agreement”) relating to the property located at 1790 E. Market Street, Harrisonburg, Virginia, which property is more specifically described in the Agreement. Purchaser and Seller now desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Seller and Purchaser agree as follows:

1.
Capitalized Terms. Any capitalized term used herein, but not defined herein, shall have the meaning given to such term in the Agreement.

2.
Seller Credit at Closing. Seller will provide Purchaser with a credit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Seller Credit”), to be credited to Purchaser on the settlement statement at Closing.

3.
Feasibility Period. By execution of this Amendment, Purchaser hereby confirms that (a) the Feasibility Period has expired, (b) Purchaser will make the Additional Deposit on or before 5:00 PM Eastern Time on June 9, 2023, and (c) except as expressly set forth in the Agreement, the Deposit is non-refundable to the Purchaser.

4.
Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of Seller and Purchaser. The terms and provisions of the Agreement not specifically modified by this Amendment shall remain in full force and effect and shall not be construed to have been modified, waived, discharged or otherwise altered by this Amendment. The terms and provisions of the Agreement are incorporated herein by reference as if fully stated herein. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. This Amendment may be signed by the respective parties on separate pages and may be delivered on separate signature pages intended to be attached to this Amendment, and when the signatures of all parties are attached, this Amendment will be deemed fully executed. Signatures may be delivered by facsimile or other electronic transmission. Any party delivering a signature by facsimile or other electronic transmission (i) agrees that any signature so delivered shall be deemed an original signature for all purposes, (ii) acknowledges awareness of the fact that other parties to this Amendment, and third parties who may examine this Amendment, including, without limitation, a court or arbitrator, will rely on such signature and (iii) hereby waives any defenses to the enforcement of the terms of this Amendment based on the form or delivery of such signature.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

SELLER:

BSV SPOTSWOOD LLC,
a Virginia limited liability company

By:	Broad Street Ventures, LLC
a Maryland limited liability company
Its Managing Member

	By:	/s/ Michael Z. Jacoby
	Name:	Michael Z. Jacoby
	Title:	Chief Executive Officer

PURCHASER:

BZA FAMILY HOLDINGS, LLC,
a Florida limited liability company

By:	/s/ Ben Zion Alcalay
Name:	Ben Zion Alcalay, Manager